UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2013

ZIONS BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Utah	001-12307	87-0227400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Main, 15th Floor, Salt Lake City, Utah	84111
(Address of Principal Executive Office)	(Zip Code)

(801) 524-4787

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This report amends the current report on Form 8-K of Zions Bancorporation (“Zions” or the “Company”) filed with the Securities and Exchange Commission on December 16, 2013 (the “Original Filing”) to amend statements made in the Original Filing regarding a charge to earnings that the Company expects to take in the fourth quarter of 2013 in connection with the final rule implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly referred to as the “Volcker Rule”. This report also provides preliminary information regarding the Company’s financial results for the quarter ended December 31, 2013.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL RESULTS

On January 21, 2014, Zions announced a preliminary estimate of a range of pre-tax securities impairment charge that it expects to take in the fourth quarter 2013 in relation to its portfolio of bank and insurance trust preferred collateralized debt obligation securities and a preliminary estimate of a range of its expected net loss per share for the fourth quarter 2013. The press release (the “Press Release”) announcing these matters is filed as Exhibit 99.1 and incorporated into this Item 2.02 by reference.

ITEM 2.06	MATERIAL IMPAIRMENTS

As noted above, on January 21, 2014, Zions provided further information with respect to its expected non-cash impairment charge related to its portfolio of bank and insurance trust preferred collateralized debt obligation securities, originally announced on December 16, 2013. The Press Release is filed as Exhibit 99.1 and incorporated into this Item 2.06 by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

99.1	Zions Bancorporation Press Release dated January 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zions Bancorporation

Date: January 21, 2014	By:	/s/ Thomas E. Laursen
Thomas E. Laursen
Executive Vice President, General Counsel and Secretary

Exhibit No.	Description

99.1	Zions Bancorporation Press Release dated January 21, 2014.